AMENDMENT  OF  THE  PLAN  FOR  EGTRRA

       AMENDMENT NUMBER ONE TO COMPETITIVE TECHNOLOGIES, INC. 401 (K) PLAN

     BY THIS AGREEMENT, Competitive Technologies, Inc. 401 (k) Plan (herein referred to as the Plan) is hereby amended as follows:

                                   ARTICLE I
                                   PREAMBLE

1.1 Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

1.2 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                    ARTICLE II
                        LIMITATIONS ON CONTRIBUTIONS

2.1 Effective date. This Article shall be effective for "limitation years" beginning after December 31, 2001.

2.2 Maximum annual addition. Except to the extent permitted under Article IX of this amendment and Code Section 414(v), the "annual addition" that may be contributed or allocated to a Participant's account under the Plan for any "limitation year" shall not exceed the lesser of:

     (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

     (b) one-hundred percent (100%) of the Participant's "415 Compensation" for the "limitation year."

     The "415 Compensation" limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401 (h) or Code Section 419A(f)(2)) which is otherwise treated as an "annual addition."

                                 ARTICLE III
                         INCREASE IN COMPENSATION LIMIT

     The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401 (a)(17)(B).

                               ARTICLE IV
                     MODIFICATION OF TOP-HEAVY RULES

4.1 Effective date. This Article shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Article amends Article IX of the Plan.

4.2  Determination  of  top-heavy  status.

     (a) Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having "415
Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having "415 Compensation" of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

     (b) Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

(2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

4.3 Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
Section 416(c) (2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401 (m).

                                   ARTICLE V
                     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

5.1 Effective date. This Article shall apply to distributions made after December 31, 2001.

5.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 7.12 p.60 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section
403  (b)  and  an  eligible  plan  under  Code         Section  457(b)  which is
maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code
Section  414(p).

5.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in
Section 7.12 p.60 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                                  ARTICLE VI
                           ROLLOVERS FROM OTHER PLANS

     The Administrator, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this Plan.

                                  ARTICLE VII
                 ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

7.1 Applicability and effective date. This Article applies to rollover contributions and involuntary cash-outs, and shall be effective with respect to distributions made on and after January 1, 2002 with respect to Participants who separate from service on or after January 1, 2002.

7.2 Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Section 6.4(a) p.46 of the Plan, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).
If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable account balance.

                                ARTICLE VIII
                           REPEAL OF MULTIPLE USE TEST

      The  multiple  use  test  described  in Treasury  Regulation Section 1.401
(m)-2 and Section 4.7(a)(2) p.32 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

                                ARTICLE IX
                         CATCH-UP CONTRIBUTIONS

9.1 Effective date. This Article shall apply to catch-up contributions made on and after August 1, 2002.

9.2 Applicability. All Employees who are eligible to make salary reductions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and
subject  to  the  limitations  of,    Code  Section  414(v).  Such  catch-up
contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as falling to satisfy the provisions of the Plan implementing the requirements of Code Section 401 (k)(3) , 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by  reason  of  the  making  of  such  catch-up  contributions.

                                 ARTICLE X
                SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

     A Participant who, after December 31, 2001, receives a distribution of elective deferrals on account of hardship, shall be prohibited from making elective deferrals and Employee contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution. A Participant who, in calendar year 2001, receives a distribution of elective deferrals on account of hardship shall be prohibited from making elective deferrals and Employee contributions under this and all other plans of the Employer for six
(6) months after receipt of the distribution or until January 1, 2002, if later.

                                   ARTICLE XI
                   DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

11.1. Effective date. This Article shall apply for distributions occurring on and after January 1, 2002 regardless of when severance from employment occurred.

11.2. New distributable event. A Participant's Elective Contributions and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

     IN WITNESS WHEREOF, this Amendment has been executed this 23rd day of December, 2002.

                                   Competitive Technologies, Inc.

     By:   \s\ xxxxxxxxxxx
           -----------------
           EMPLOYER

           \s\ xxxxxxxxxxx
           ---------------
           TRUSTEE

           \s\ Jeanne Wendschuh
           --------------------
           TRUSTEE

                MINIMUM  DISTRIBUTION  REQUIREMENTS

                      AMENDMENT  TO  THE

          COMPETITIVE  TECHNOLOGIES,  INC.  401  (K)  PLAN

                       ARTICLE I GENERAL RULES

1.1      Effective Date.Unless a later effective date is specified in Section
         ---------------
6.1 of this Amendment, the provisions of this Amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

1.2      Coordination with Minimum Distribution Requirements Previously in
         -----------------------------------------------------------------
Effect.If the effective date of this Amendment is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Amendment will be determined as follows. If the total amount of
2002 required minimum distributions under the   Plan made to the distributee
prior to the effective date of this Amendment equals or exceeds the required minimum distributions determined under this Amendment, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment is less than the amount determined under this Amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Amendment.

1.3      Precedence.The requirements of this Amendment will take precedence over
         -----------
any  inconsistent  provisions  of  the  Plan.

1.4     Requirements of Treasury Regulations Incorporated.All distributions
        --------------------------------------------------
required under this Amendment will be determined and made in accordance with the Treasury regulations under Section 401 (a)(9) of the Internal Revenue Code.

1.5     TEFRA Section 242(b)(2) Elections.Notwithstanding the other provisions
        ----------------------------------
of this Amendment, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242{b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to
Section 242(b)(2) of TEFRA.

                                 ARTICLE II
                         TIME AND MANNER OF DISTRIBUTION

2.1     Required Beginning  Date.The  Participant's  entire  interest  will  be
        ------------------------
distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

2.2     Death of Participant Before Distributions Begin.If the Participant dies
        ------------------------------------------------
before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, except as provided in Article VI, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by

December 31 of the calendar year in which the Participant would have attained age 70%, if later.

(b) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then, except as provided in Article VI, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(d) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than
Section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2.2 and Article IV, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3      Forms of Distribution.Unless the Participant's interest is distributed
         ----------------------
in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Articles 3 and 4 of this Amendment. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401 (a)(9) of the Code and the Treasury regulations.

                               ARTICLE III
           REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANTS LIFETIME

3.1      Amount of Required Minimum Distribution For Each Distribution Calendar
         ----------------------------------------------------------------------
Year.During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401
(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(b) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401 (a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

3,2     Lifetime Required Minimum Distributions Continue Throuqh Year of
        ----------------------------------------------------------------
Participant's Death.Required minimum distributions will be determined under this
Article 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

                                ARTICLE IV
            REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH

4.1     Death  On  or  After  Date  Distributions  Beqin.
        -------------------------------------------------

(a)  Participant Survived bv Desiqnated Beneficiarv.If the Participant dies on
     -----------------------------------------------
or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(b) No Designated Beneficiary.  If the Participant dies on or after the date
    --------------------------
distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2     Death  Before  Date  Distributions  Beqin.
        ------------------------------------------

(a) Participant Survived bv Desiqnated Beneficiarv.Except as provided in Article
    -----------------------------------------------
VI, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 4.1.

(b)  No  Desiqnated  Beneficiarv.If  the  Participant  dies  before  the  date
     ----------------------------
distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the

Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c) Death of Surviving Souse Before Distributions to Surviving Souse Are
    --------------------------------------------------------------------
Required to Begin.    If the Participant dies before the date distributions
begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

                              ARTICLE V DEFINITIONS

5.1     Desiqnated beneficiarv.  The individual who is designated as the
        -----------------------
Beneficiary under the Plan and is the designated beneficiary under SectibriA01
(a)(9) of the Internal Revenue Code and Section 1.401 (a)(9)-1, Q&A-4, of the Treasury regulations.

5.2     Distribution calendar year.  A calendar year for which a minimum
        ---------------------------
distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3      Life expectancy.  Life expectancy as computed by use of the Single Life
         ----------------
Table  in  Section  1.401  (a)(9)-9  of  the  Treasury  regulations.

5.4     Participant's  account  balance.  The  account  balance  as  of the last
        --------------------------------
valuation  date  in  the
calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5     Required  beqinninq  date.  The  date  specified  in  the  Plan  when
        --------------------------
distributions under Section 401 (a)(9) of the Internal Revenue Code are required to begin.

     IN WITNESS WHEREOF, this Amendment has been executed this 11th day .of November, 2003.


Competitive  Technologies,  Inc.


By /s/ John B. Nano
    EMPLOYER

By:  /s/ Jeanne Wendschuh
    TRUSTEE

                    COMPETITIVE  TECHNOLOGIES;  INC.

               MEETING OF THE BOARD OF DIRECTORS December 5, 2003

RESOLUTION  TO  AMEND  THE  COMPETITIVE  TECHNOLOGIES,  INC.  401(K)  PLAN

That the Competitive Technologies, Inc. 401 (k) Plan be and hereby is amended by revising Section 4.1(c) and 4.4(b)(3) thereof to read as follows, with such amendments to be effective as of January 1,2003:

4.1 (c) On behalf of each Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a uniform percentage of each eligible individual's Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Non-Elective Contribution shall be deemed an Employer Elective Contribution.

4.4(b)(3)     With respect to the Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with Section 4.1(c).

Only Participants who have completed a Year of Service dUll11g the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the year.

                    COMPETITIVE  TECHNOLOGIES,  INC.

                MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS

                            JUNE  9,  2005

     A meeting of the Board of Directors (the "Board")of Competitive Technologies, Inc., a Delaware corporation (the "Company"),was held on June 9, 2005 at the Newport Marriott Hotel in Newport, Rhode Island. The meeting began at 8:00 a.m. Eastern Time. Present at the meeting were all of the directors including Richard E. Carver, George W. Dunbar, Jr., Dr. Donald J. Freed, Dr. Maria-Luisa Maccecchini, John B. Nano, Charles J. Philippin in, and John M. Sabin. Also present were Michael D. Davidson, Vice President and Chief Financial Officer, Paul A. Levitsky, Vice President and General COlU1sel, and Allan J. Reich of Seyfarth Shaw LLP, outside counsel to the Company.

Mr.  Carver  chaired  the  meeting  and  Mr.  Reich  acted  as  secretary.

     The next item on the agenda was the Compensation and Stock Option Committee's (the "Compensation Committee")proposed amendments to the Company's 401(k) Plan, which had been provided to members of the Board prior to the meeting. The Board reviewed and engaged in discussion of the proposed amendments. Upon motion duly made and seconded, the Board unanimously approved and adopted the following resolutions:

     RESOLVED,  that the Company's 401(k) Plan be amended in Article III section
3.2 paragraph one to read as set forth below, with such Amendment to be effective as of January 1, 2005.

3.2     EFFECTIVE  DATE  OF  TERMINATION

An Eligible Employee shall become a Participant effective as of the first day of the Plan Year month coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 10- Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

     FURTHER  RESOLVED,  that  the Company's 40l(k) Plan be amended in Article N section 4.2(j)(2) to read as set forth below, with such Amendment to be effective as of January 1, 2005.

4.2     PARTICIPANT'S  SALARY  REDUCTION  ELECTION

(j)(2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted monthly, during election periods established by the Administrator prior to the first day of each Plan Year month. Any modification shall not have retroactive effect and shall remain in force until revoked.

Upon motion duly made and seconded, the Board also unanimously approved other proposed amendments set forth in the memorandum dated May 31, 2005 firm the Trustees of 401 (k) Plan to the Compensation Committee, Board of Directors and Mr. Nano, a copy of which was previously provided to members of the Board.

Thereupon, the Board discussed and agreed upon the appointment of Dr. Freed as President and Chief Executive Officer, on an interim basis, upon the event of Mr. Nano's termination

There being no further business the meeting was adjourned at approximately 12:30 p.m. Eastern Time

/s/ Allan J. Reich                       /s/ Richard E. Carver
Allan J. Reich                           Richard E. Carver
Secretary of the Meeting                 Chairman of the Board